Exhibit 99.1

                               For:       Kasper A.S.L., Ltd.

                               Contact:   Joseph B. Parsons
                                          EVP and Chief Financial Officer
                                          (201) 864-0328


FOR IMMEDIATE RELEASE
---------------------

      -- INCOME BEFORE ACCOUNTING CHANGE INCREASES 41.6% TO $8.0 MILLION --

     -- STRONG BALANCE SHEET, $6.3 MILLION CASH POSITION, NO CASH BORROWINGS
                          UNDER DIP CREDIT FACILITY --


NEW YORK - May 13, 2003 - Kasper A.S.L. Ltd. (KASPQ.OB) today reported financial results for the first quarter ended March 29, 2003.

Total revenue for the first quarter of 2003 decreased 10.6% to $104.9 million from $117.3 million in the prior year. Net income for the first quarter of 2003 was $8.0 million, or $1.18 per share on a fully diluted basis compared to a net loss of $24.7 million, or $3.64 per share, in the first quarter of 2002. The first quarter of 2002 was restated for a $30.4 million charge for a cumulative effect of a change in accounting principle. Before the charge, net income for the first quarter of 2002 was $5.7 million, or $0.83 per share.

John D. Idol, Chairman and Chief Executive Officer, said, "We continue to execute our turnaround plan, and are encouraged by the results for the first quarter. Gross margins have increased to 40.4% of total revenue compared to 34.5% in the prior year's first quarter. Our balance sheet continues to be very strong, and at March 29, 2003 we had $6.3 million in cash and no cash borrowings under our DIP financing agreement."

Mr. Idol also stated: "While we remain cautious about the general economic situation in the United States, our management team is focused on emerging from reorganization as a balanced and profitable multi-brand women's apparel and accessories company."

As previously announced, in December 2002, the Special Committee of the Company's Board of Directors engaged Peter J. Solomon Company to assist in the consideration of strategic alternatives, which might include a sale of the Company. The Special Committee, with the support and cooperation of the Creditors Committee, is continuing to develop and review various alternatives and, through its advisors, has been and is in discussion with several potential purchasers of the Company. However, the Company points out that there can be no assurance that any sale, which is subject to, among other things, bankruptcy court approval, will be consummated. Moreover, if such sale is consummated, there is no assurance whatsoever that any such sale would result in a distribution to equity holders under any revised plan of reorganization submitted to the bankruptcy court. The Company expects this review to be completed within sixty days.

Kasper A.S.L., Ltd. is a leading marketer and manufacturer of women's apparel and accessories. The Company's brands include Albert Nipon, Anne Klein, Kasper and Le Suit. These brands are sold in over 3,900 retail locations throughout the United States, Europe, the Middle East, Southeast Asia and Canada. The Company also licenses its Albert Nipon, Anne Klein, and Kasper brands for various men's and women's products.


This press release contains forward-looking statements within the meaning of the U.S. federal securities laws. Such forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. For a discussion of those risks and uncertainties, please see "Disclosure Regarding Forward-Looking Information" in Kasper's Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission on April 14, 2003 and Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on May 13, 2003. The Company undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Investors are also directed to other risks discussed in documents filed by the Company with the Securities and Exchange Commission.








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
                      KASPER A.S.L., LTD. AND SUBSIDIARIES
                             (DEBTOR-IN-POSSESSION)
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except share and per share data)
                                   (Unaudited)

                                                                                       THIRTEEN WEEKS ENDED
                                                                          -----------------------------------------------
                                                                             MARCH 29, 2003            MARCH 30, 2002
                                                                          ---------------------     ---------------------
                                                                                                          (RESTATED)
Net sales..............................................                              $ 100,497                 $ 113,616
Royalty income.........................................                                  4,364                     3,686
                                                                          ---------------------     ---------------------
Total revenue..........................................                                104,861                   117,302
Cost of sales..........................................                                 62,525                    76,839
                                                                          ---------------------     ---------------------
Gross profit...........................................                                 42,336                    40,463
Operating expenses:
Selling, general and administrative expenses...........                                 24,928                    23,955
Depreciation and amortization..........................                                  1,468                     1,029
Restructuring and other charges........................                                     --                       542
                                                                          ---------------------     ---------------------
Total operating expenses...............................                                 26,396                    25,526
                                                                          ---------------------     ---------------------
Operating income.......................................                                 15,940                    14,937
Interest and financing costs (excludes $4,893 and
   $2,668 of stayed interest in 2003 and 2002,
   respectively).......................................                                    982                     3,554
                                                                          ---------------------     ---------------------
Income before reorganization costs, income taxes and
   cumulative effect of change in accounting principle.                                 14,958                    11,383
Reorganization costs...................................                                  1,147                     1,627
                                                                          ---------------------     ---------------------
Income before income taxes and cumulative effect of
   change in accounting principle......................                                 13,811                     9,756
Income taxes...........................................                                  5,801                     4,098
                                                                          ---------------------     ---------------------
Income before cumulative effect of change in accounting
   principle...........................................                                  8,010                     5,658
Cumulative effect of change in accounting principle....                                     --                    30,400
                                                                          ---------------------     ---------------------
Net income (loss)......................................                                $ 8,010                $ (24,742)
                                                                          =====================     =====================
Basic and diluted earnings (loss) per common share.....                                 $ 1.18                  $ (3.64)
                                                                          =====================     =====================
Basic and diluted earnings per common share before
   cumulative change in accounting principle...........                                 $ 1.18                   $  0.83
                                                                          =====================     =====================
Weighted average number of shares used in computing
    basic and diluted earnings (loss) per common share.                              6,800,000                 6,800,000
                                                                          =====================     =====================

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
                      KASPER A.S.L., LTD. AND SUBSIDIARIES
                             (DEBTOR-IN-POSSESSION)
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (In thousands, except share data)

                                                                             --------------    -----------------   --------------
                                  ASSETS                                     MARCH 29, 2003    DECEMBER 28, 2002   MARCH 30, 2002
                                                                             --------------    -----------------   --------------
                                                                               (UNAUDITED)          (AUDITED)        (UNAUDITED)
                                                                                                                     (RESTATED)
Current Assets:
      Cash and cash equivalents............................................        $ 6,279             $ 24,941         $ 46,265
      Restricted cash......................................................          4,000                   --               --
      Accounts receivable, net of reserves of  $36,045, $34,679 and
         $42,617, respectively.............................................         44,358               14,479           43,137
      Inventories, net.....................................................         40,898               48,302           37,822
      Prepaid expenses and other current assets............................          5,615                5,441            6,951
                                                                             --------------    -----------------   --------------
Total Current Assets.......................................................        101,150               93,163          134,175
                                                                             --------------    -----------------   --------------
Property, plant and equipment, at cost less accumulated
      depreciation and amortization of $22,827, $21,538 and
      $17,457, respectively................................................         19,265               19,673           15,805
Reorganization value in excess of identifiable assets, net of
      accumulated amortization.............................................         19,844               19,844           19,844
Trademarks, net of accumulated amortization................................        103,162              103,162          103,162
Other assets, at cost less accumulated amortization........................          2,415                  997              990
                                                                             --------------    -----------------   --------------
 Total Assets..............................................................       $245,836             $236,839         $273,976
                                                                             ==============    =================   ==============

                   LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities Not Subject to Compromise:
      Accounts payable.....................................................        $24,922              $28,592          $15,418
      Accrued expenses and other current liabilities.......................         14,579               13,095           17,854
      Interest payable.....................................................            111                  182              768
      Deferred income taxes................................................         13,814                9,118            4,482
      Deferred royalty income..............................................          5,000                5,098            4,139
                                                                             --------------    -----------------   --------------
Total Current Liabilities..................................................         58,426               56,085           42,661
Long-Term Liabilities Not Subject to Compromise:
      DIP facility.........................................................             --                   --           77,039
      Deferred royalty income..............................................          9,086               10,000           15,000
      Other long-term liabilities..........................................            692                  738               --
                                                                             --------------    -----------------   --------------
Total Liabilities Not Subject to Compromise................................         68,204               66,823          134,700
Liabilities Subject to Compromise..........................................        144,476              145,074          145,931
                                                                             --------------    -----------------   --------------
Total Liabilities..........................................................        212,680              211,897          280,631
Commitments and Contingencies
Shareholders' Equity (Deficit):
      Common Stock, 6,800,000 shares issued and outstanding................             68                   68               68
      Preferred Stock, none issued and outstanding.........................             --                   --               --
      Capital in excess of par value.......................................        120,668              120,561          120,244
      Accumulated deficit..................................................       (87,036)             (95,046)        (126,232)
      Cumulative other comprehensive loss..................................          (544)                (641)            (735)
                                                                             --------------    -----------------   --------------
Total Shareholders' Equity (Deficit).......................................         33,156               24,942          (6,655)
                                                                             --------------    -----------------   --------------
Total Liabilities and Shareholders' Equity.................................       $245,836             $236,839         $273,976
                                                                             ==============    =================   ==============


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